UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2020
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2020, Alimera Sciences, Inc. (“Alimera”) received approximately $1.8 million in support (the “PPP Loan”) from the U.S. federal government under the Paycheck Protection Program established as part of the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act. The PPP Loan is unsecured and is evidenced by a note in favor of HSBC Bank USA, National Association (“HSBC”) as the lender (the “Note”), and is governed by a Loan Agreement with HSBC (the “Loan Agreement”), which are filed as Exhibit 10.16 and Exhibit 10.17, respectively, to this current report on Form 8-K and incorporated by reference herein.

The interest rate on the Note is 1.0% per annum. Payments of principal and interest are deferred for 180 days from the date of the Note (the deferral period). The Paycheck Protection Program provides a mechanism for forgiveness of up to the full amount borrowed as long as Alimera uses the loan proceeds during the eight-week period after the loan origination for eligible purposes, including U.S. payroll costs, certain benefits costs, rent and utilities costs, and maintains its employment and compensation levels, subject to certain other requirements and limitations. The amount of loan forgiveness is subject to reduction, among other reasons, if Alimera terminates employees or reduces salaries or wages during the eight-week period. Any unforgiven portion of the PPP Loan is payable over a two-year term, with payments deferred during the deferral period. Alimera is permitted to prepay the Note at any time without payment of any premium. The Note contains customary events of default, including, among others, those relating to failure to make a payment, bankruptcy, material defaults on other indebtedness, breaches of representations, and material adverse changes.

Also as of April 21, 2020, in connection with the PPP Loan, Alimera entered into a Consent to Loan and Security Agreement (the “Consent”) under its December 31, 2019 $45 million Loan and Security Agreement (the “Solar Loan Agreement”) with Solar Capital Ltd. (“Solar Capital”), as Collateral Agent, and the parties signing the Solar Loan Agreement from time to time as Lenders, including Solar Capital in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”). Pursuant to the Consent, Solar Capital consented as Collateral Agent and a Lender, and the other Lenders consented as Lenders, to the indebtedness incurred under the PPP Loan, subject to certain conditions, including Alimera’s covenant to comply with specified provisions of the CARES Act, Alimera’s confirmation of the accuracy of its representations and warranties in the Solar Loan Agreement and related documents and a release in favor of the Collateral Agent and the Lenders. The Consent is filed as Exhibit 10.14.D to this current report on Form 8-K and incorporated by reference herein.

The description above is only a summary of the material provisions of the PPP Loan, the Note, the Loan Agreement and the Consent and is qualified in its entirety by reference to copies of each of the Note, the Loan Agreement and the Consent, which are filed as Exhibits 10.16, 10.17 and 10.14.D, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD.

Alimera issued a press release regarding the PPP Loan on the date of this Report. The full text of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.14.D
Consent to Loan and Security Agreement dated as of April 21, 2020 by and among Alimera Sciences, Inc., Solar Capital Ltd., as collateral agent, and the Lenders parties thereto, including Solar Capital Ltd. in its capacity as a Lender

10.16	U.S. Small Business Administration Note dated April 21, 2020 of Alimera Sciences, Inc. in favor of HSBC Bank USA, National Association as the Lender
10.17	Loan Agreement dated April 21, 2020 between HSBC Bank USA, National Association and Alimera Sciences, Inc.
99.1	Press Release of Alimera Sciences, Inc. dated April 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: April 23, 2020	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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